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                                                                  EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 11, 2003 included in and incorporated by reference in Consumers Financial Corporation's Annual Report on Form 10-K, for the year ended December 31, 2002, and to all references to our firm included in or made a part of this Registration Statement.



STAMBAUGH NESS, PC

/s/ Stambaugh Ness, PC


York, Pennsylvania
November 7, 2003